Exhibit 99.2

FLAGSTAR BANCORP, INC.
5151 CORPORATE DRIVE
TROY, MI 48098-2639
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/FBC2021SM
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D57012-S25738
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
FLAGSTAR BANCORP, INC.
The Flagstar board of directors unanimously recommends a vote “FOR” the Flagstar merger proposal.
1. Approval of the Agreement and Plan of Merger (as amended from time to time, the “merger agreement”), dated April 24, 2021, by and among Flagstar
Bancorp, Inc. (“Flagstar”), New York Community Bancorp, Inc. (“NYCB”) and 615 Corp. (the “Flagstar merger proposal”). Flagstar shareholders should read the joint proxy statement/prospectus to which this proxy card is attached carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement and the transactions contemplated thereby. A copy of the merger agreement is attached to the joint proxy statement/prospectus as Annex A.
The Flagstar board of directors unanimously recommends a vote “FOR” the advisory Flagstar compensation proposal.
2. Approval of, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to the named executive officers of Flagstar in connection with the transactions contemplated by the merger agreement (the “Flagstar compensation proposal”).
The Flagstar board of directors unanimously recommends a vote “FOR” the Flagstar adjournment proposal.
3. Approval of the adjournment the Flagstar special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Flagstar merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Flagstar shareholders (the “Flagstar adjournment proposal”).
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
For
Against
Abstain
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.
D57013-S25738
FLAGSTAR BANCORP, INC. 5151 CORPORATE DR. TROY, MICHIGAN 48098
REVOCABLE PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
August 4, 2021, at 9:00 a.m., Eastern Time
The undersigned hereby constitutes and appoints Christine M. Reid and Kenneth Schellenberg, and each of them, the proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Shareholders of Flagstar Bancorp, Inc. (the “Company”) to be conducted virtually, on August 4, 2021, at 9:00 a.m., Eastern Time, and any adjournments thereof, and to vote all shares of stock of the Company which the undersigned may be entitled to vote, upon the matters stated on the reverse side. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, YOUR SHARES WILL BE VOTED AS SPECIFIED BELOW. WHERE A CHOICE IS NOT SPECIFIED, YOUR SHARES WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3, AND IN ACCORDANCE WITH THE DISCRETION OF THE NAMED PROXIES ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING.
Continued and to be signed on reverse side